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                                                                    Exhibit 4.18

UNOFFICIAL TRANSLATION

                                   TRUST DEED

        MADE AND ENTERED INTO IN TEL AVIV, THIS 21 DAY OF FEBRUARY, 2006

BY AND BETWEEN: ELBIT MEDICAL IMAGING LTD.
                13, NOACH MOSES ST., TEL AVIV
                TEL.: 03-6086000; FAX: 6953080-03
                (HEREINAFTER: THE "COMPANY")

                                                              OF THE FIRST PART;

AND:            AURORA FIDELITY TRUST COMPANY LTD.
                6, HARCOON ST., RAMAT GAN
                TEL.: 03-7551596; FAX: 7510902-03
                (HEREINAFTER: THE "TRUSTEE").

                                                              OF THE OTHER PART;

WHEREAS the Company wishes to raise funds against an issue of the Company's bonds which are rated A2 by Midrug Ltd., as of the date of this Deed, all as set out in, and subject to, the provisions of section 2 of this Trust Deed; and

WHEREAS the Company hereby declares that there is no impediment under any law and/or agreement to effect a private placement of the Company's Series A Bonds; and

WHEREAS the Trustee is a company registered in Israel, engaged in trusts; and

WHEREAS the Trustee has declared that there is no impediment under law to its entering into this Trust Deed with the Company and that it complies with the requirements and capacity conditions laid down in the Law, as defined below, to serve as trustee pursuant to this Trust Deed; and

WHEREAS the Company has applied to the Trustee to serve as trustee for the Bondholders and the Trustee has agreed thereto, all subject and pursuant to the terms of this Trust Deed;

NOW, THEREFORE, IT IS AGREED, DECLARED AND STIPULATED BY AND BETWEEN THE PARTIES AS FOLLOWS:

1.   INTRODUCTION, INTERPRETATION AND DEFINITIONS

     1.1 The preamble to this Trust Deed and the appendixes attached hereto, constitute an integral part hereof.


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     1.2  The division of this Trust Deed into sections as well as the section headings herein are for convenience and ease of reference purposes only and shall not be used for the purpose of interpretation.

     1.3 Everything stated in this Trust Deed in the plural shall also mean the singular and vice versa; everything stated in the masculine shall also mean the feminine and vice versa; and the term "person" shall also mean a corporation, all unless there is any contrary expressed and/or implied provision and/or unless the context or the contents otherwise require.

     1.4 In this Trust Deed and in the Bonds, the following terms shall have the meaning set out opposite them, unless the contents or the context otherwise require.

          "THIS DEED" - This Trust Deed, including the appendixes attached hereto, constituting an inseparable part hereof;

          "SERIES A BONDS" or "SERIES BONDS" or the "BONDS" - a series of registered Series A Bonds, unlimited in amount, of NIS 1 par value each of the Company, the terms of which are set out in this Deed, to be issued from time to time at the Company's exclusive discretion.

          The "TRUSTEE" - The Trustee referred to at the beginning of this Deed and/or anyone serving from time to time as trustee for the Bondholders hereunder;

          "REGISTER" - The Register of Bondholders as set forth in section 23 herein;

          "BONDHOLDER" or "BONDOWNER" - the person named at such time in the Register as owner of a Bond of the Series Bonds, and in the event of a number of joint holders, the joint holder whose name appears first in the Register;

          "BOND CERTIFICATE" - A Series A Bonds Certificate in such wording as set out in Appendix A hereto.

          The "LAW" or the "SECURITIES LAW" - the Securities Law, 5728 - 1968 and its regulations as shall be in effect from time to time.

          "PRINCIPAL" - the total par value amount of Series A Bonds to be issued by the Company under this Deed.

          "CONSUMER PRICE INDEX" or "INDEX" - The price index known as the Consumer Price Index including fruit and vegetables and which is published by the Central Bureau of Statistics, including such index even if published by any other official entity or institution, as well as any official index superseding the same, whether or not it is based on the same data on which the existing index is based. If another index supersedes it, published by such body or institution, where such body or institution has not prescribed the ratio


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          between it and the index that has been superseded, such ratio shall be prescribed by the Central Bureau of Statistics. In the event of such ratio not being prescribed as aforesaid, then the Trustee, in consultation with such economic experts as it shall select, shall fix the ratio between the other index and the superseded index.

          The "KNOWN INDEX" at any given time - the Index last published before such date.

          "BASE INDEX" - the index for January 2006, as published on February 15, 2006.

          "PAYMENT INDEX" - The index known on the due date of any payment on account of principal and/or interest.

          "BUSINESS DAY" - A day on which most of the banks in Israel are open for the execution of transactions.

          "SPECIAL RESOLUTION" - As defined in section 6(e) of Appendix B hereto.

          "STOCK EXCHANGE" - The Tel Aviv Stock Exchange Ltd.

          "RATING COMPANY" - A company approved by the Supervisor of the Capital Market at the Ministry of Finance.

2.   ISSUE OF BONDS

     The Company will issue registered Series A Bonds, unlimited in amount, payable in 10 equal semi-annual installments, on August 20 and February 20 of each of the years 2009 to 2014, inclusive (the first installment to be effected on August 20, 2009 and the last installment to be effected on February 20, 2014), bearing interest at a rate of 6% per annum, payable in semi-annual installments on August 20 and February 20 of each of the years 2006 to 2014 (the first installment to be effected on August 20, 2006 and the last installment to be effected on February 20, 2014), linked (principal and interest) to the Consumer Price Index, all pursuant to the terms set forth in the Bond attached as Appendix A hereto.

     The Bonds are offered within a transaction that does not constitute a public offering in the United States, within the meaning thereof in the 1933 US Securities Law, as may be amended from time to time (hereinafter: the "US LAW"). The Bonds will not be submitted for registration with the US Securities Authority or any other securities authority of any state in the United States. The Bonds may not be offered or sold under US Law by any holder other than in accordance with exemption from the registration requirements in the United States, or within a transaction which is not subject to the registration requirements, under the US Law, or any securities law applicable in the pertinent state in the United States.


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     Increase in the series - The Company may issue, at any time and from time to time, without the approval of either the Bondowners or the Trustee, including to the Company's subsidiary, pursuant to the provisions of any law, additional Bonds with identical terms to those of the Series A Bonds, at such a price and in such a manner as the Company finds fit. Provided that this Deed will apply to all such additional Bonds to be issued by the Company and that they shall be deemed as the Series A Bonds first issued. Notwithstanding anything to the contrary anywhere in this Deed, an additional issue of Series A Bonds exceeding the scope rated by a Rating Company within the framework of this Series (as of the date of this Deed, the sum totals NIS 630 million), shall be effected subject to another rating by a Rating Company and subject further that such additional issue of Bonds of the same Series shall not adversely affect the rating of the Bonds first issued under this Deed, as then in effect. The Company shall obtain the Stock Exchange's approval for such an increase and shall publish an immediate report of any increase in the Series Bonds.

     Deposit of additional securities - The Company reserves the right to issue, at any time, without approval of the Trustee and/or the Bondholders, other Bonds or Series Bonds or other securities of any nature or type whatsoever, at such terms as the Company shall find fit, whether preferable, equal or inferior to the terms of the Bonds.

     Listing the Bonds for trading in the TACT - Institutional system - subject to the provisions of the Stock Exchange rules, the Company will register the Bonds in the name of Israel Discount Bank Nominees Ltd. and will list the Bonds, insofar as this will be under its control, with the Stock Exchange clearing house, which will provide clearing services to the Bonds, as well as within the framework of the trading system for institutional investors operated by the Stock Exchange (hereinafter: "TACT - INSTITUTIONAL"). The Company shall bear all costs involved in the registration with the TACT - Institutional system. In the event that the Bonds are listed for trading on the TACT - Institutional, the following provisions will apply:

     A. Any payment effected by the Company to the Stock Exchange clearing house and/or to the nominee company in settlement of the principal and/or the interest and/or additional payments, will be deemed as payment to holders.

     B. Each Bondholder may exercise his rights as Bondholder, provided that the Company and/or the Trustee, as the case may be, receives from the nominee company, a confirmation designating the name of the Bondholder and the total sum for the principal of the Bonds held by the nominee company for such Bondholder.

     C. Bondholders will collaborate with the Company, as may be required, with a view to implementing the aforesaid, including, without limitation, returning the original Bonds certificates issued in their name, if any, to the Company, for the purpose of issuing Bonds certificates in the name of the nominee company.


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     D.   The Company will advise the Trustee of the listing of the Bonds for trading on the TACT - Institutional, and will act pursuant to all the pertinent provisions and guidelines of the Stock Exchange with respect to the TACT - Institutional, including the date of the Ex-day, the Cum day and manners of computing the annual interest. The provisions of this Trust Deed and the provisions of the terms of the Bonds will be revised, insofar as and to the extent required pursuant to the provisions of the Stock Exchange and its guidelines, to such wording as shall be concluded with the Trustee, without the Company having to obtain any approval whatsoever from the Bondholders and/or the Trustee.

     E. It is hereby clarified, to remove any doubts, that subject to the provisions of the Law and the Stock Exchange rules, no person other than an institutional investor as set forth in the First Schedule to the Law, may trade the Bonds within the framework of the TACT - Institutional system as aforesaid.

     F. Listing for trading in the TACT - Institutional system is not listing for trading on the Stock Exchange within the meaning below.

     Listing the Bonds for trading on the Stock Exchange - The Company will do its utmost and will adopt all measures reasonably required, subject to the provisions of any law and the Stock Exchange rules, to list the Bonds for trading on the Stock Exchange such that no restrictions will apply on resale under the provisions of Section 15.C. of the Law, by the Bondholders, up to August 30, 2006 (hereinafter: the "EFFECTIVE DATE FOR LISTING"). In the event of the failure to list the Bonds for trading on the Stock Exchange by the Effective Date for Listing as aforesaid, the Company may, at its sole discretion, act for the listing for trading of the Bonds also after the Effective Date, up to the date of the settlement of the total principal of the Bonds as aforesaid.

     In any event of listing the Bonds for trading on the Stock Exchange as aforesaid, the provisions of the Trust Deed and the provisions of the terms of the Bonds will be revised, insofar as and to the extent required under the provisions and guidelines of the Stock Exchange and/or the Securities Authority, to such wording as will be concluded with the Trustee, without the Company having to obtain any approval from the Bondholders and/or the Trustee, provided that the Trustee is satisfied that the revision required by the Stock Exchange and/or the Securities Authority does not adversely affect the Bondholders' rights. Upon the listing of the Bonds for trading on the Stock Exchange, the Bonds will no longer be traded in the TACT - Institutional system. The Company will publish an immediate report concerning the revisions made in the Trust Deed, insofar as and to the extent so made.

     So long as the Bonds are not listed for trading on the Stock Exchange, the following provisions will apply:

     A. The Company will pay an increment of 0.3% to the annual interest rate paid for the balance of the unsettled principal of the Bonds (hereinafter: the


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          "INTEREST INCREMENT"), by the publishing date of the prospectus concerning the listing of the Bonds for trading on the Stock Exchange (hereinafter, in this section only: the "PROSPECTUS PUBLICATION DATE"), inclusive.

          It shall be clarified that in the event that the Bonds are listed for trading on the Stock Exchange during an Interest Period, as defined in section 4 of the terms listed overleaf of the Bond certificate (hereinafter: "INTEREST PERIOD"), the Company will pay to each Bondholder at the closing of the trading day on the TACT - Institutional (one trading day before the termination of the trading of the bonds on the TACT - Institutional (hereinafter, in this section only: the "EFFECTIVE DATE") a one-off payment at the rate of the Interest Increment for the balance of the unsettled principal of the Bonds, for the period commencing on the date of allocation of the Bonds and ending on the Prospectus Publication Date. The Interest Increment will be calculated at 365 days per annum and will be paid according to the number of days as of the commencement of that Interest Period up to the Prospectus Publication Date (inclusive). The Company will give notice of the Effective Date to the Stock Exchange at least four trading days prior to the Effective Date. The Company will further publish an immediate report concerning the date of payment of the Interest Increment as aforesaid.

     B. The Company may not perform a distribution, as defined in Section 1 of the Companies Law, 5759 - 1999 (hereinafter: the "COMPANIES LAW") which does not comply with the provisions of Section 302(A) of the Companies Law, other than upon receipt of the approval of the general meeting of the Bondholders for such distribution, by a majority of 100% of the Bondholders voting at such meeting.

     C. Subject to the provisions of subsection 7.2 below, the Trustee may declare all or any part of the unsettled balance of the Bonds immediately due and payable, and shall be compelled to do so if so required by a special resolution adopted by the general meeting of the Bondholders, all upon the occurrence of one or more of the following:

          (i) The rating of the Bonds has fallen below the Baa2 investment level rating (corresponding to the BBB investment level rating of Ma'alot - The Israel Securities Rating Co. Ltd).

          (ii) The holdings of the Europe Israel (MMS) Ltd. Company, the Company's parent company, have fallen below 25% of the Company's issued capital.

     It is hereby clarified and stressed that immediately upon the listing of the Bonds for trading on the Stock Exchange, all the Company's obligations set out in sections A-C above will be cancelled, they shall have no effect and none of the Bondholders shall have any contention and/or demand and/or claim with respect thereto.

3.   ACQUISITION OF BONDS ON THE PART OF THE COMPANY AND A SUBSIDIARY


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     3.1  The Company reserves the right to acquire, at any time, Bonds of the
          Series Bonds at any price it finds fit, without prejudice to the duty to settle the Bonds held by others apart from the Company.

     3.2 The Bonds that will be acquired by the Company will be cancelled, and if listed for trading on the Stock Exchange or in the TACT - Institutional system, as set out in section 2 above, shall also be delisted from trading on the Stock Exchange or the trading in the TACT
          - Institutional system, as the case may be, and the Company shall not be entitled to reissue them.

     3.3 The Company's subsidiary may acquire and/or sell Bonds of the Series Bonds, from time to time, either on the Stock Exchange or off-floor, including by means of an issue by the Company. The Bonds to be held as aforesaid by a subsidiary will be deemed as being an asset of the subsidiary, and if listed for trading, they will not be delisted from trading on the Stock Exchange, and will be transferable similar to the other Series A Bonds. The votes to which such subsidiary will be entitled, by virtue of its holdings in the Bonds, will not be counted for the purpose of determining the existence of a quorum at general meetings of Bondholders, and the Bonds held by the subsidiary will not confer on it voting rights at such general meetings, so long as the Bonds are held by such subsidiary.

     3.4 Nothing in the foregoing section 3 above, per se, shall bind the Company and/or the Company's subsidiary and/or the Bondholders, to acquire Bonds or sell the Bonds in their possession.

4.   THE COMPANY'S UNDERTAKINGS

     The Company hereby undertakes to pay, on the designated dates, the principal, interest and linkage differentials (including arrears interest, if any, pursuant to the provisions of section 6 of the terms listed overleaf of the Bond attached as Appendix A hereto) payable under the terms of the Bond and to comply with all the other terms and obligations imposed on it, pursuant to the terms of the Bond and hereunder. The Company hereby undertakes to pay, on the designated dates, the principal, the interest and the linkage differentials (including arrears interest, if any, pursuant to the provisions of section 6 of the terms listed overleaf of the Bond attached hereto as Appendix A), payable under the terms of the Bonds and to comply with all other terms and obligations imposed on it under the terms of the Bonds and hereunder. Where the designated date for payment of the Series A Bonds or the designated date for any interest installment occurs on any day other than a business day, the payment date or the date of such installment shall be postponed to the business day immediately subsequent thereto, and no interest shall be paid with respect to such delay.

5.   SECURITIES:

     5.1  The Bonds are not secured by means of any lien.


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     5.2  The Company may encumber all or any of its property, by means of any encumbrance and in any fashion whatsoever, in favor of any third party whatsoever, without having to obtain any approval from the Trustee and/or the Bondholders.

6.   RATING OF THE BONDS

     The Bonds shall be equal inter se, (pari passo) without any preference or priority of one over the other.

7.   IMMEDIATE SETTLEMENT

     7.1 Subject to the provisions of subsection 7.2 below, the Trustee may declare all or any part of the unsettled balance of the Bonds immediately due and payable, and shall be compelled to do so if so required by a special resolution adopted by the general meeting of the Bondholders, all upon the occurrence of one or more of the following:

          7.1.1 Should the Company fail to settle any sum payable by it under the Bonds up to the end of seven (7) days from the due date thereof.

          7.1.2 If a temporary liquidator has been appointed by a court or if a court has entered a temporary liquidation order to the Company and such appointment or order is not cancelled by the end of 45 days from its commencement date, or if the Company adopts a valid resolution of the winding up thereof (other than winding up for the purpose of a merger with another company and/or a change in the Company's structure, provided that the Trustee is satisfied that the Bondholders' rights are secured), or where a permanent liquidator has been appointed for the Company or if a final winding up order has been entered against it.

          7.1.3 Upon the occurrence of any of the following, where the Trustee or a special resolution adopted at a general meeting of the Bondholders determine that same poses a risk to the rights of the Bondholders:

               (a) Lienholders on the Company's property realize their liens on all, or on a substantial part of the Company's assets.

               (b) An attachment is imposed on substantial assets of the Company, and such lien is not removed by the end of forty five (45) days from the date of the imposition thereof.

               (c) An act of execution is instituted against substantial assets of the Company, and such act is not cancelled by the end of forty five (45) days from the date of the institution thereof.


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               (d)  A receiver is appointed to all and/or a substantial part of the Company's assets, and such appointment is not cancelled by the end of forty five (45) days from the commencement thereof.

               (e) The Company discontinues its installments and/or gives notice of its intention to discontinue its installments and/or there is a material concern that it is liable to discontinue its installments and/or terminate its business and/or intends to terminate its business and/or where it is reasonable that it would terminate its business.

               (f)  A motion for stay of proceedings against the Company under
                    Section 350 of the Companies Law, 5759 - 1999, is submitted to the court by a third party that is not the Company, and such motion is not cancelled within forty five (45) days from the commencement date thereof.

               (g) Should the Company violate or fail to comply with any material conditions or obligations incorporated in the Bonds and/or in this Deed, where the Trustee deems same as prejudicing the rights of the Bondholders, and the Company has not fulfilled such condition within seven (7) days from the Date the Trustee has given it a written warning to that effect.

               (h) Another series of the Bonds issued by the Company is declared due and payable.

               (i) All the Company's securities are delisted from trading on the Stock Exchange and from trading on the Nasdaq concurrently.

     7.2 Notwithstanding the contents of subsection 7.1 above, the Trustee shall not declare the Bonds immediately due and payable, unless the following conditions are satisfied:

          7.2.1 The Trustee has given a prior written warning to the Company of its intention to act as aforesaid, and the Company failed to comply with the contents of such warning by the end of fifteen
                (15) days from the date of receipt thereof. In the said warning, the Company is required to cause the cancellation and/or termination of the occurrence, as set out in subsection 7.1 above, in connection with which the said warning was given.

          7.2.2 The Trustee reasonably believes that any delay in declaring the Company's debt payable puts the rights of the Bondholders at risk.

          7.2.3 Notwithstanding the contents of sections 7.1 and 7.2.1 above, should the Trustee find that a delay in declaring the Bonds immediately due and payable, as set out in subsections 7.1 and
                7.2.1 above, will


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               significantly risk the rights of the Bondholders, the Trustee may bring forward each of the periods set out in subsections 7.1 and
               7.2.1 above, as it finds necessary, with a view to preventing the said risk to the rights of the Bondholders, provided that it gives written notice thereof to the Company and no response is received from the Company to its satisfaction within two (2) business days from the date of such warning.

     7.3 After the Bonds are declared immediately due and payable as aforesaid, the Company shall perform from time to time and at any time it is required to do so by the Trustee, all the acts reasonably required to allow the exercise of all powers vested by the Trustee. Inter alia, it shall cause the performance of all acts reasonably required pursuant to the law to validate the Trustee's powers.

8.   CLAIMS AND PROCEEDINGS ON THE PART OF THE TRUSTEE

     8.1 The Trustee may, at any time after the Bonds are declared due and payable, at its discretion and without giving another notice, adopt all such proceedings, including legal proceedings, as it finds fit, subject to the provisions of any law, to protect the rights of the Bondholders and implement the provisions of the Trust Deed and it may convene a special meeting of the Bondholders to this end. The Trustee shall be compelled to do so at the demand of the meeting of the Bondholders adopted by a special resolution.

          Nothing in the foregoing shall prejudice and/or derogate from the Trustee's right to institute legal and/or other proceedings, either on its own initiative or at the demand of the meeting of the Bondholders adopted by a special resolution, even if the Bonds have not been declared immediately due and payable, all with a view to protecting the Bondholders and subject to the provisions of any law.

     8.2 The Trustee may, before resorting to such proceedings, convene a general meeting of the Bondholders, to determine, in a special resolution, the type of proceedings to be adopted to exercise their rights under this Deed and the Bonds. The Trustee may further reconvene general meetings of the Bondholders for the purpose of receiving instructions in respect of the conducting of such proceedings. In such cases, the Trustee shall act without delay and on the first practicable and reasonable date.

     8.3 Subject to the provisions of this Deed, the Trustee may, but shall not be obligated to, convene a general meeting of the Bondholders at any time, with a view to discussing and/or receiving its instructions on any matter pertaining to this Deed, provided that the convening of the meeting shall be performed by the Trustee in such cases without any delay and on the first practicable and reasonable date.


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     8.4  The Trustee may, but shall not be obligated to, at its sole discretion, withhold any act on its part under this Deed, for the purpose of an application to the general meeting of the Bondholders and/or the court, until such time as it receives instructions from the general meeting of the Bondholders and/or instructions from the court on how to proceed. The application to the general meeting of the Bondholders and/or to the court will be effected in such cases without delay and on the first practicable and reasonable date.

     8.5 Subject to the provisions of subsection 8.6 below, the Trustee shall be obligated to act as set out in subsection 8.1 above, should it be so required by a special resolution adopted at the general meeting of the Bondholders, unless it finds that, under the circumstances, it is not just and/or reasonable to do so and it has applied to the pertinent court for respective instructions on the first reasonable date.

     8.6 The Trustee shall be entitled to indemnification from the Bondholders and/or the Company for reasonable expenses incurred and/or to be incurred by it, as the case may be, with respect to acts performed and/or to be performed by it, by virtue of its duties under the terms of the Trust Deed and/or under law and/or pursuant to instructions of a competent authority and/or any law and/or at the demand pursuant to any resolution adopted at a general meeting of the Bondholders and/or the Company. Notwithstanding the foregoing, it is hereby clarified and agreed that the Company shall not indemnify the Trustee for expenses incurred and/or that may be incurred by it with respect to acts performed and/or which may be performed at the demand of the Bondholders for any reason whatsoever and the Bondholders shall not indemnify the Trustee for expenses incurred and/or to be incurred by it with respect to acts performed and/or to be performed by it at the Company's demand for any reason whatsoever. The right to indemnification set out in this subsection 8.6, shall apply upon the following conditions:

          8.6.1 The expenses are reasonable.

          8.6.2 The Trustee has acted in good faith, has not been negligent and such act was performed in its capacity as trustee.

          8.6.3 The Trustee may not demand indemnification in advance for its expenses in connection with a pressing matter.

     8.7 Subject to the provisions of subsection 8.6 above, the Trustee may refrain from adopting any measure as aforesaid in subsection 8.6 above, until such time as it receives, to its satisfaction, an indemnity letter from all or any of the Bondholders, as the case may be, in connection with any liability for damages and/or expenses liable to be caused to the Trustee and the Company or to any of them, due to the performance of such act, other than in circumstances where a pressing act is required, and where refraining from the


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          performance thereof up to the receipt of the indemnify letter as aforesaid, shall cause damage and/or loss to the Bondholders.

     8.8 To remove any doubts, it is hereby clarified, that nothing in any of the aforesaid provisions shall prejudice and/or derogate from the Trustee's right which is hereby vested in it, to apply, at its exclusive discretion, to legal instances also before the Bonds are declared due and payable, for the purpose of obtaining any order concerning the trust affairs.

9.   RECEIPTS HELD IN TRUST

     All receipts collected by the Trustee in consequence of declaring the Bonds immediately due and payable, including receipts arising from proceedings instituted by it, if any, against the Company, shall be held by it in trust and it shall use same for such purposes and according to such priorities as follows:

     First, for settlement of all expenses, payments, levies and obligations incurred by the Trustee, imposed on it, or caused in the course of, or in consequence of, acts in implementation of the trust or otherwise, with respect to the terms of this Deed, including its fee (but without derogating from the Company's undertakings pursuant to section 17 below). Second - to pay, to the Bondholders, the arrears interest due to them and subject to the linkage terms under the Bonds pari passo and pro rata to the sums payable to each of them without preference or priority with respect to any of them, and without any preference as to the time priority of the issuance of the Bonds by the Company or otherwise; third - to make such payments to the Bondholders, on account of the principal owed to them under the Bonds held by them pari passo and subject to the linkage terms under the Bonds, all whether the due date for settlement of any installment on account of the principal as aforesaid has fallen due or not, pro rata to the sums owing to them, without any preference as to the time priority of the issuance of the Bonds by the Company or otherwise. The surplus, if any, shall be paid by the Trustee to the Company or its successors, as the case may be. Tax will be withheld from the payments to the Bondholders to the extent such should be deducted under any law.

10.  POWER TO WITHHOLD DISTRIBUTION OF FUNDS

     10.1 Notwithstanding the provisions of section 9 above, in the event that the monetary sum obtained in consequence of the institution of the proceedings as aforesaid, which at any time is available for distribution, as set out in such section, is less than ten (10) percent of the unsettled principal balance of the Bonds plus the interest thereon (subject to the linkage terms) (hereinafter: the "MINIMUM SUM") the Trustee shall not be obligated to distribute same, and it may invest such sum, in whole or in part, in such investments as are permitted hereunder and substitute such investments from time to time by other permitted investments under this Deed, all as it finds fit. Notwithstanding the foregoing, a special resolution at the meeting of the Bondholders may instruct the Trustee to distribute, to the Bondholders, any such amount, even where the cumulative sum as aforesaid is less than the Minimum Sum.

     10.2 Where such investments, including accruals thereon, together with other funds received by the Trustee for the purpose of the payment thereof to the Bondholders, total, if at all, such amount as is sufficient to pay at least ten (10) percent of the unsettled principal balance of the Bonds (subject to the linkage terms), the Trustee shall pay same to the Bondholders as set out in section 9 above. In the event that, within a reasonable period of time, the Trustee does not have a sufficient sum to pay at least ten (10) percent of the unsettled balance of the principal of such Bonds, the Trustee may distribute the funds held by it to the Bondholders.

11.  NOTICE OF DISTRIBUTION AND DEPOSIT WITH THE TRUSTEE

     11.1 The Trustee shall give notice to the Bondholders of the date and the place of effecting any installment of the installments set out in sections 9 and 10 above, in a notice to be delivered to them in the manner designated in section 21 below, not less than ten (10) days and not more than twenty (20) days in advance.

          After the date designated in the notice, the Bondholder shall be entitled to interest thereon, at the rate designated in the Bonds, only in respect of the unsettled balance of the principal (if any) after deduction of the amount paid or offered to be paid to them as aforesaid.

     11.2 Any sum payable to a Bondholder which is has not been actually paid on the date designated for payment for any reason beyond the Company's control, while the Company was willing to pay same, shall cease to bear interest and linkage differentials as of the date designated for payment thereof, while the Bondholder shall be entitled only to such payments as he would have been entitled to on the date designated for payment of such installment on account of the principal, interest and linkage differentials.

     11.3 The Company shall deposit, with the Trustee, the sum of the installment not paid in a timely fashion, as set out in subsection
          11.2 above, not later than fifteen (15) business days as of the date designated for such installment, and shall give notice of such deposit, and such deposit shall be deemed as settlement of such installment, and, in the event of the settlement of everything owing for the Bond, also as the redemption of the Bond.

     11.4 The Trustee shall invest, within the framework of trust accounts in its name and for its benefit, such funds as are transferred to it as set out in subsection 11.3 above, in such investments as are permitted to the Trustee under this Deed. In the event that the Trustee acts as aforesaid, it shall only owe, to those eligible for such amounts, the consideration received from the realization of the investments, less the expenses related to the said investment and to the management of the trust accounts, as well as the charges, and less the obligatory payment applicable to the trust account. From such funds, the Trustee shall transfer, to the Bondholders, the sums to which they are entitled, as soon as practicable after proof and confirmations are presented to the Trustee of their entitlement to such amounts, to the Trustee's full satisfaction, and less its expenses.

     11.5 The Trustee shall hold such funds and shall invest them in the said manner, up to the end of one year from the final settlement date of the Bonds. After such date the Trustee shall transfer, to the Company, such amounts as are set out in subsection 11.4 above, including profits arising from their investment, less its expenses, to the extent remaining in its possession on such date. The Company shall hold such amounts in trust for such Bondholders as are entitled to such sum, and in respect of the sums transferred to it by the Trustee as aforesaid the provisions of subsection 11.4 above shall apply to it, mutatis mutandis.

          The Company shall confirm to the Trustee, in writing, the holding of the amounts and the receipt thereof on behalf of the Bondholders, and shall indemnify the Trustee for any claim and/or expense and/or damage of any type whatsoever incurred by it in the wake of, and due to, the transfer of the funds as aforesaid, unless the Trustee has acted negligently.

          The Company shall hold such funds in trust on behalf of the Bondholders entitled thereto for six (6) additional years from the date of the transfer thereof by the Trustee. Funds not demanded from the Company by a Bondholder up to the elapsing of seven (7) years from the date of the final settlement date of the Bonds, shall be transferred to the Company, and the Company shall be entitled to use the remaining funds for any purpose whatsoever.

12.  RECEIPT FROM THE BONDHOLDERS

     12.1 A receipt from a Bondholder for any payment on account of the principal, the interest and the linkage differentials paid to him by the Trustee in connection with the Bond, shall serve as absolute exemption of the Trustee and the Company in connection with the very performance of the payment of the sums designated in the receipt.

     12.2 A receipt from the Trustee as to the deposit of any installment on account of the principal, the interest and the linkage differentials with the Trustee for the benefit of the Bondholders as set out in subsection 11.3 above, shall be deemed as a receipt from the Bondholder for the purpose of the provisions of subsection 12.1 above, with respect to the exemption of the Company in connection with the performance of the payment of the sums designated in the receipt.

     12.3 Funds distributed as aforesaid in section 11 above, shall be deemed as payment on account of the settlement of the Bonds.

13. PRESENTATION OF A BOND TO THE TRUSTEE AND REGISTRATION WITH RESPECT TO PARTIAL INSTALLMENT

     13.1 The Trustee may demand from a Bondholder to present to the Trustee, upon the payment of any interest or partial installment of principal, interest and linkage differentials pursuant to sections 9, 10 and 11 above, the Bonds certificates for which the installments are made.

     13.2 The Trustee may register, in the Bond certificate, a note with respect to the sums paid as aforesaid and as to the date of payment thereof.

     13.3 The Trustee may, in any special case, at its discretion, waive the presentation of a Bond certificate after an indemnity undertaking and/or sufficient security, to its satisfaction, has been given to it by the Bondholder, for damages liable to be caused due to failure to register such note, all as it finds fit.

     13.4 Notwithstanding the aforesaid, the Trustee may, at its discretion, keep records in any other manner, with respect to such partial installments.

14.  INVESTMENT OF FUNDS

     All funds which the Trustee is entitled to invest under this Deed, shall be invested by it, in accounts at one of the five (5) leading banks in Israel, in its name or for its benefit, in such investments as the laws of the State of Israel allow trust funds to invest therein, as it finds fit, all subject to the terms of this Trust Deed, provided that any investment in securities shall be in such securities as have been rated by a rating company approved by the Commissioner of the Capital Market with identical rating to that of the Bonds on the date of the execution of this Trust Deed.

15.  COMPANY'S UNDERTAKINGS TO THE TRUSTEE

     The Company hereby undertakes to the Trustee, so long as the Bonds have not been fully settled, as follows:

     15.1 To continue to conduct its business in a regular and appropriate manner and to maintain and conduct its assets in a good and orderly condition.

     15.2 To regularly pay all the obligatory payments and taxes applicable, if any, to its assets.

     15.3 To maintain orderly books of account in accordance with accepted accounting principles, to maintain the books and documents used as their references, and to allow any authorized representative of the Trustee to review, at any reasonable time to be coordinated in advance with the

          Company, any book and/or document as aforesaid which the Trustee seeks to review. In this context, an authorized representative of the Trustee means a person designated by the Trustee for the purpose of such review, by means of a written notice on the part of the Trustee to be given to the Company prior to the review as aforesaid, and which shall also contain the Trustee's approval whereby such designated representative is obligated to the Trustee to keep confidential the information disclosed to such designated representative in his capacity on behalf of the Trustee. The Trustee shall treat as confidential any information contained in a book and/or document reviewed by the Trustee's representative as aforesaid.

     15.4 To insure its assets pursuant to principles of regular business procedures pursuant to which assets of such type are covered, and to comply with all the terms of the insurance and to present to the Trustee a certification of issuance of insurance policies, as aforesaid, upon demand.

     15.5 To give a written notice to the Trustee immediately upon learning, and not later than two (2) business days after learning, of any event of imposition of an attachment on the Company's assets the cumulative value of which on such date amounts to 10% or more of the total consolidated balance sheet of the Company, pursuant to the Company's last consolidated financial statements and in any event of appointment for the Company's assets, at such cumulative value, a receiver, a special administrator and/or temporary or permanent liquidator, and to adopt at its expense all measures required to remove such attachment or to cancel the receivership, liquidation or administration, as the case may be.

     15.6 To advise the Trustee in writing, immediately upon learning thereof, and not later than two (2) business days from learning of it, of the occurrence of any of the events set out in subsections 7.1.1, 7.1.2 and 7.1.3 above.

     15.7 To deliver to the Trustee, upon its demand, a copy of any report that it is compelled to submit to the Securities Authority, on the same date of submission thereof to the Authority, and a copy of any document that the Company transfers to its shareholders or to the Bondholders and the particulars of any information that it otherwise transfers to them. The Company shall further transfer to the Trustee additional information with respect to the Company at the Trustee's reasonable demand, and any information transferred by the Trustee shall be maintained in confidence by the Trustee.

     15.8 To give a confirmation to the Trustee, at its demand, that all payments that have fallen due have been effected to the Bondholders.

     15.9 To act with a view that the Bonds be rated by a rating company approved by the Commissioner of the Capital Market, pursuant to the rules and provisions prescribed in the Income Tax Regulations (Rules for Approval and

          Management of Provident Funds), 5724 - 1964, Insurance Business (Control) Regulations (Ways of Investing an Insurer's Capital and Reserves and Management of His Obligations), 5761 - 2001, as shall be amended from time to time up to the date of settlement of the Bonds in full and to advise the Trustee of any decline in the rating of the Bonds.

     15.10 To allow the Trustee to participate at meetings of the Company's shareholders, without conferring a voting right on it.

     15.11 The Trustee's undertaking, as set out in this section 15 above, shall not apply to any transfer of information to the meeting of the Bondholders which, in the Trustee's reasonable opinion, will be required by the Bondholders for the purpose of adopting a resolution in respect of their rights or for the purpose of giving an account to the Bondholders at the Trustee's reasonable discretion.

     It is hereby clarified that failure to act on the part of the Trustee and/or the Bondholders in view of the failure to comply with any obligation on the part of the Company under this Deed, shall not be deemed as being a waiver on the part of the Bondholders and/or the Trustee of any right, but only as a limited consent to the special occasion on which it was granted.

16.  OTHER AGREEMENTS

     Subject to the provisions of the Law and the restrictions imposed on the Trustee under law, the fulfillment of its capacity as Trustee, under this Deed, or its very status as Trustee, shall not prevent the Trustee from entering into various agreements with the Company or entering into transactions with the Company in the ordinary course of its business, provided that such engagements and/or transactions shall not cause the Trustee to loose its capacity under Section 35.E. of the Law to serve as Trustee for the Bondholders.

17.  TRUSTEE'S FEE

     The Trustee's fee shall be as set out in Appendix C hereto, constituting an integral part of this Deed.

18.  SPECIAL POWERS

     18.1 The Trustee may, as part of the fulfillment of the Trust affairs under this Deed, act in accordance with the opinion and/or advice of any attorney, accountant, appraiser, assessor, surveyor, mediator or other specialist, whether such opinion and/or advice has been prepared at the Trustee's request and/or by the Company, and the Trustee shall not be responsible for any loss or damage caused in consequence of any act and/or omission performed by it on the basis of such advice or opinion, unless the Trustee has acted negligently or mala fide.

     18.2 Any such advice and/or opinion may be given, forwarded or received by means of a letter, telegram, facsimile and/or any other electronic means for transmission of information, and the Trustee shall not be responsible for any acts performed by it on the basis of any advice and/or opinion and/or information transmitted in one of the aforesaid manners, notwithstanding that same contained errors and/or was not authentic, unless the Trustee was aware of such errors or where such errors could have been detected under a reasonable examination. Such opinion shall be open for perusal by any Bondholder, upon demand, with the Trustee, subject to the Bondholder's execution of a letter of confidentiality upon the Company's demand.

     18.3 The Trustee shall not be obligated to give notice to any party of the execution of this Deed and may not in any manner interfere with the management of the Company's business or affairs. Nothing in the contents of this section shall limit the Trustee in respect of acts to be performed by it under this Trust Deed.

     18.4 The Trustee shall use the trust, powers, authorizations and authorities conferred on it, under this Deed, at its absolute discretion and shall not be responsible for any damage caused in consequence of an error in such discretion, unless the Trustee has acted negligently.

19.  THE TRUSTEE'S POWER TO ENGAGE AGENTS

     The Trustee may appoint an attorney or other agent/s to act in its stead, to perform or participate in the performance of special acts to be performed with respect to the Trust and pay a fee to any such agent, and, without limitation to the generality of the foregoing, institution of legal proceedings or representation in proceedings of the Company's merger or spin-off. The Company may object to such appointment on any reasonable ground whatsoever, including in the event that the agent is competing, directly and/or indirectly, with the Company's business.

20.  TRUSTEE'S FEE

     Without prejudice to the rights for indemnification vested in the Trustee under the Law and/or the Company's obligations under this Deed, and subject to the contents of subsection 8.6 above, the Trustee, its attorney, manager, agent or other person, appointed by the Trustee, pursuant to this Deed, shall be entitled to indemnification out of the funds received by the Trustee for the Bondholders arising from the proceedings instituted by it and/or otherwise pursuant to this Deed, with respect to reasonable obligations assumed by them, with respect to reasonable expenses incurred in the course of implementing the Trust under this Deed or with respect to such acts, which in their opinion were required for such implementation and/or with respect to the exercise of powers and authorizations vested in the Trustee, pursuant to this Deed and with respect to all sorts of legal proceedings, opinions of attorneys and other specialists, negotiations, discussions, expenses, claims and demands in connection with any law and/or matter, made and/or omitted in any manner, with respect to the above, and the Trustee may withhold the funds in its possession and pay out of such funds such amounts as are required for settlement of the indemnification. Notwithstanding the foregoing, the Trustee shall not be entitled to indemnification for such acts performed by it where held in a conclusive judgment that the Trustee acted negligently.

21.  NOTICES

     21.1 Any notice on behalf of the Company and/or the Trustee to the Bondholders shall be given by means of an advertisement published in two widely-circulated daily newspapers in the Hebrew language or by means of forwarding a notice by registered mail to the last address of the Bondholders recorded in the Register (and in the event of joint holders - to such holder whose name appears first in the Register), and any notice published or mailed, as aforesaid, shall be deemed to have been delivered to the Bondholder on the date of the publication thereof as aforesaid, or within three days from the date of the dispatch thereof at the post office, all as the case may be. In the event that the Bonds are listed for trading on the Stock Exchange or on the TACT - Institutional, such notice shall be given through a notice to be published in two widely-circulated daily newspapers in the Hebrew language, and, at the Company's discretion, also by means of forwarding the notice by registered mail, to the last address of the Bondholders recorded in the Register. In the event that the Bonds are listed for trading on the Stock Exchange, an immediate report shall also be published and such published report shall be deemed to have been delivered to the Bondholders on the date of the publication thereof.

     21.2 Copies of notices and invitations that will be given by the Company to the Bondholders shall also be sent to the Trustee. It shall be clarified that such notices and invitations do not include ongoing accounts by the Company to the public. Copies of notices and invitations that will be given by the Trustee to the Bondholders shall also be sent by it to the Company.

     21.3 Any notice or demand on behalf of the Trustee to the Company or on behalf of the Company to the Trustee, may be given by means of a letter that will be forwarded by registered mail to the address set out in this Deed, or to any other address of which one party gives written notice to the other, and any such notice or demand shall be deemed to have been received by its addressee within three business days from the date of dispatch thereof at the post office.

22.  REVISIONS IN THE TRUST DEED, WAIVER AND SETTLEMENT

     22.1 Subject to the provisions of the Law and the regulations enacted thereunder, the Trustee may, from time to time and at any time, or in any other event, if it is satisfied that same does not amount to material injury to the rights of the Bondholders, waive any failure to fulfill any of the terms of the Bonds or this Deed on the part of the Company, provided that they do not refer to the terms of payment of the Bonds and the grounds for the declaration as immediately due and payable and/or reports that the Company is to deliver to the Trustee pursuant to the provisions of this Deed.

     22.2 Subject to the provisions of the Law and the regulations enacted thereunder, and with the prior approval by a special resolution to be adopted at the general meeting of the Bondholders, at which the holders were present in person, or by proxy, at least fifty percent (50%) of the par value of the unsettled balance of the principal of the Bonds, or at an adjourned meeting, at which the holders were present in person or by proxy, at least twenty percent (20%) of such balance, the Trustee may, either before or after the principal of the Bonds becomes due, settle with the Company with respect to any right or claim of all or any of the Bondholders and reach any arrangement in respect of their rights with the Company, including waiver of any of its rights or claims and/or those of all or any of the Bondholders vis-a-vis the Company.

     22.3 Subject to the provisions of the Law, the Company and the Trustee may, either before or after the principal of the Bonds becomes due, revise the Trust Deed and/or the terms of the Bonds, on the occurrence of one of the following:

          22.3.1 The Trustee has been satisfied that the change does not materially adversely affects the rights of the Bondholders, other than revisions referring to the terms of payment of the Bonds, the grounds for declaration as immediately due and payable and/or reports to be submitted by the Company to the Trustee pursuant to the provisions of this Deed.

          22.3.2 The proposed revision has been approved by a special resolution adopted at the general meeting of the Bondholders, at which the holders were present in person or by proxy, of at least fifty percent (50%) of the par value of the unsettled balance of the principal of the Bonds, or at an adjourned meeting, at which the holders were present in person or by proxy, of at least twenty percent (20%) of such balance.

     22.4 The Company shall deliver to the Bondholders, a notice of any such revision, pursuant to subsection 22.1, subsection 22.3.1 or subsection
          22.4 above, as soon as practicable after the implementation thereof.

     22.5 In any event of exercise of the Trustee's right under this section, the Trustee may demand from the Bondholders to deliver the Bonds certificates to it or to the Company, for the purpose of entering a note therein as to any compromise, waiver, revision or amendment as aforesaid, and at the

          Trustee's demand, the Company shall enter such a note. In any event of the use of the Trustee's right under this section, it shall give a written notice thereof to the Bondholders within a reasonable time.

23.  BONDHOLDERS' REGISTER

     23.1 The Company shall keep and maintain, at its registered office, a Bondholders' Register, in which the names of the Bondholders shall be recorded, as well as their addresses, and the number and par value of the Bonds registered in their name. Furthermore, any transfer of ownership in the Bonds shall be recorded in the Bonds. The Trustee and any Bondholder may, at any reasonable time, peruse such Register. The Company may close the Register from time to time for such period or periods as shall not exceed, cumulatively, 30 days per annum.

     23.2 The company shall not be obligated to record in the Register, any notice as to express, implied or estimated trust, or any pledge or lien of any nature whatsoever or any equitable right, claim or offset or any other right whatsoever, with respect to the Bonds. The Company shall only recognize the ownership of the person in whose name the Bonds were registered, provided that his legal heirs, administrators of estate or executors of the will of the registered owner and any person entitled to the Bonds, in the wake of the bankruptcy of any registered owner (and, in the case of a corporation - in the wake of the dissolution thereof), may be registered as their owner, after presenting proof which at the Company's discretion is sufficient to prove their right to be registered as the owner thereof.

24.  CERTIFICATES AND SPLIT OF CERTIFICATES

     For the Bonds registered in the name of one holder, one certificate shall be issued to him, or, at his request, a number of certificates shall be issued to him (the certificates referred to in this section shall be hereinafter referred to as: the "CERTIFICATES").

     Each certificate may be split into certificates such that the total par value of the Bonds included therein equals the amount of the par value of the Bonds included in the certificate sought to be split. The split will be performed in accordance with a split application signed by the registered owner of the Bonds, forming the subject matter of the certificate sought to be split, against submission of the certificate sought to be split to the Company at its registered office. The split shall be effected within 30 days from the end of the month in which the certificate was delivered, together with its split applications, to the Company's registered office. The new Bonds certificates that will be issued in the wake of the split, shall each be for a par value amount in whole New Shekels. All expenses relating to the split, including Stamp Duty and other levies, if any, shall apply to the holder seeking the split.

25.  EXPIRY OF THE TRUSTEE'S OFFICE

     25.1 The provisions of the Law shall apply to the office of the Trustee and the expiry thereof, and to the appointment of a new trustee.

     25.2 The Trustee may resign from its office at any time it wishes to do so after giving a written notice to the Company, three (3) months in advance, specifying the reasons for the resignation. The Trustee's resignation shall have no validity unless approved by a court, and only from the date designated therefore in the court's approval as aforesaid.

          In the event that the Bonds are listed for trading on the Stock Exchange - the Securities Authority may apply to the court to terminate the office of the Trustee, pursuant to Section 35.N. of the Securities Law.

          The Trustee's office shall terminate where it turns out that it is prevented from continuing in its office, in the wake of a change in the provisions of the Law or the applicable law in respect of capacity to serve as trustee, including where such impediment is created in connection with the listing of the Bonds for trading on the Stock Exchange. In this context, a demand by the Securities Authority to terminate the Trustee's office shall also be deemed as "impediment". In such event a new Trustee shall be appointed as proposed by the Company, in accordance with a resolution of the meeting of the Bondholders in a resolution to be adopted with the required majority as set forth in subsection 25.3 below.

          The Company shall publish an immediate report of any such event with respect to the office of the Trustee and/or the termination thereof as aforesaid.

     25.3 Holders of ten percent (10%) of the par value of the unsettled balance of the principal of the Bonds may convene a general meeting of the Bondholders and it may decide, in accordance with the vote of holders of at least fifty percent (50%) of such balance, or their proxies, on the dismissal of the Trustee from its office.

     25.4 In the event of expiry of the Trustee's office, the court may appoint another Trustee, for such period and at such terms as it finds fit. The Trustee whose office has expired shall continue to serve in its office up to the appointment of another Trustee.

     25.5 Each new Trustee shall have such powers, authorizations and other authorities as the Trustee whose office has expired, and it may act, in all respects, as if it has been appointed as Trustee from the outset.

     25.6 Any appointment of a new Trustee, other than a trust company of a bank in Israel, put to the approval of the meeting of the Bondholders, shall require the Company to provide, on the date of the convening of the meeting, details of its equity and insurance arrangements with respect to the fulfillment of its capacity as trustee for the Bondholders.

     25.7 If the Trustee's office has expired and/or the Trustee has been dismissed from its office, the Trustee shall not be entitled to payment of its fee as of the date of expiry of its office and/or dismissal from its office. In the event of payment of an annual fee, the Trustee shall refund the fee paid for the months in which it has not served as Trustee for the Company.

26.  MEETINGS OF THE BONDHOLDERS

     Meetings of the Bondholders shall be conducted as set forth in Appendix B hereto.

27.  REPORTING TO THE TRUSTEE

     The Company shall submit to the Trustee, so long as all the Bonds have not been settled (including the linkage differentials related thereto):

     27.1 Audited financial statements of the Company for the fiscal year ended on December 31 of the previous year, immediately after the publication thereof by the Company.

     27.2 Any report with respect to interim financial results of the Company, immediately after the publication thereof by the Company.

     27.3 Any immediate report of the Company, immediately after the publication thereof by the Company, or any other report submitted by the Company to another stock exchange if the Company's securities will be traded on such stock exchange in the future.

     27.4 Approval of the Company's auditor and/or the Company's controller of effecting the interest payment and/or payment on account of the principal and the dates thereof to the Bondholders, and the balance of the par value of the Bonds in circulation, upon the Trustee's written demand for such confirmation.

     27.5 To give the Trustee a notice of the occurrence of any of the events constituting a ground for declaration as immediately due and payable, as set out in section 2 above. The Trustee undertakes to give a notice to the Bondholders of any notice by the Company as aforesaid.

     27.6 In the event that the Company stops reporting to the public, the Company undertakes to submit, to the Trustee, the reports set out in this section 27 above, in such format and on such dates as applicable to the Company, prior to the termination of the Company's reporting duties, so long as the Bonds have not been settled.

     For the purpose of this section 27, the publication of the said reports in this section 27 above on the Magna shall be deemed as submission of the report to the Trustee.

28.  APPLICABILITY OF THE SECURITIES LAW, 5728 - 1968

     In the event that the Bonds are listed for trading on the Stock Exchange, the parties shall act pursuant to the provisions of the Law and the Regulations thereof, in any matter not referred to in this Deed and, in any event of conflict between the provisions of the Law and its Regulations (that may not be contracted out) and this Deed, the parties shall act in accordance with the provisions of the Law and its Regulations.

29.  APPLICABLE LAW AND JURISDICTION

     29.1 Israeli Law shall apply exclusively to this Trust Deed, including the appendixes hereto, as well as to any dispute arising with respect to this Deed.

     29.2 The exclusive jurisdiction in respect hereof shall vest in the Tel - Aviv - Jaffa Court only.

30.  AUTHORIZATION TO REPORT IN MAGNA

     By signing this Deed, the Trustee authorizes the authorized signatories of the Company with respect to electronic signatures to report in its name on the Magna system its entering into this Deed and the execution of this Deed on its part, to the extent required under law.

                   IN WITNESS WHEREOF THE PARTIES HAVE SIGNED:


-------------------------------------   ----------------------------------------
ELBIT MEDICAL IMAGING LTD.              AURORA FIDELITY TRUST COMPANY LTD.

I, the undersigned, Dana Bar-Or Tepper, Advocate, hereby confirm that this Trust Deed was signed by ELBIT MEDICAL IMAGING LTD. IN ACCORDANCE WITH ITS MEMORANDUM AND ARTICLES OF ASSOCIATION, VIA MESSRS. ___________________________________.


                                        ----------------------------------------
                                        DANA BAR-OR - TEPPER, ADVOCATE

                                   APPENDIX A

                           ELBIT MEDICAL IMAGING LTD.

                            SERIES A BOND CERTIFICATE

Registered Series A Bonds, unlimited in amount, of NIS 1 par value each, payable in 10 equal semi-annual installments, on August 20 and February 20 of each of the years 2009 to 2014, inclusive (the first installment to be effected on August 20, 2009 and the last installment to be effected on February 20, 2014), bearing interest at a rate of 6% per annum, payable in semi-annual installments on August 20 and February 20 of each of the years 2006 to 2014 (the first installment to be effected on August 20, 2006 and the last installment to be effected on February 20, 2014), linked (principal and interest) to the Index for January 2006, as published on February 15, 2006.

Registered Bonds

CERTIFICATE NO.:____

Total par value of the Bonds under this Certificate - NIS _______________

The registered owner of the Bonds under this Certificate: ____________________

1. This Certificate evidences that Elbit Medical Imaging Ltd. (hereinafter: the "COMPANY") shall pay, on August 20 and February 20 of each of the years 2009 to 2014 (inclusive), (the first installment to be effected on August 20, 2009 and the last installment to be effected on February 20, 2014), 10% of the par value of the Bonds under this Certificate; the Company shall further pay, on August 20 and February 20 of each of the years 2006 to 2014 (inclusive), interest at a rate of 6% per annum on the unsettled balance of their par value, payable in semi-annual installments, on August 20 and February 20 of each of the years 2006 to 2014 (the first installment to be effected on August 20, 2006 and the last installment to be effected on February 20, 2014), all subject to the linkage terms and the other terms set out in the terms listed overleaf. Any such installment shall be effected to the registered owner of the Bonds in this Certificate at the end of August 8 or February 8 that fall immediately before the due date of such installment.

2. The last payment for the principal and interest shall be effected against the delivery of the Bonds to the Company at the Company's registered office, or at any other place of which the Company shall give a notice, not later than five (5) business days prior to the due date thereof under the terms of the Bond.

3. The Bonds of this Series are issued pursuant to a Trust Deed between the Company on the one hand, and Aurora Fidelity Trust Company Ltd. (hereinafter: the "TRUSTEE") on the other hand, entered into on February 21, 2006 (hereinafter: the "TRUST DEED") and are not secured by means of any lien.

4. All Bonds of this Series shall be equal inter se (pari passo), such that none shall have any preferential right over the other.

5. The Company reserves the right to issue, at any time, without the approval of the Trustee and/or the Bondholders of this Series, other Bonds or Series Bonds or other securities of any nature or type whatsoever, whether or not vesting a right to convert into Company shares, at such terms as the Company shall find fit, whether preferable, equal or inferior to the terms of the Bonds of this Series. The Company further reserves the right to increase the Series Bonds at its exclusive discretion pursuant to the provisions of any law and subject to the provisions of section 2 of the terms listed overleaf.

6. The Bonds in this Certificate are further subject to the terms listed overleaf and to the terms set forth in the Trust Deed.

The Bonds are offered within a transaction that does not constitute a public offering in the United States, within the meaning thereof in the 1933 US Securities Law, as may be amended from time to time (hereinafter: the "LAW"). The Bonds will not be submitted for registration with the US Securities Authority, or any other securities authority of any state in the United States. The Bonds may not be offered or sold, under US Law, by any holder other than in accordance with exemption from the registration requirements in the United States, or within a transaction which is not subject to the registration requirements, under the US Law or any securities law applicable in the pertinent state in the United States.


               SIGNED BY THE COMPANY ON
                                        --------------------------


-------------------------------------   ----------------------------------------

                            THE TERMS LISTED OVERLEAF

1.   GENERAL

     In this Bond, the following terms shall have the following meanings, unless another meaning is implied from the context, namely:

     "Company" - Elbit Medical Imaging Ltd.;

     "Trust Deed" - a trust deed between the Company and Aurora Fidelity Trust Co. Ltd., that was signed in connection with the Series A Bonds;

     "Series A Bonds" or the "Bond Series" or the "Bonds" - a series, unlimited in amount, of registered Series A Bonds having a par value of NIS 1.00 each of the Company, which shall be issued from time to time in the Company's sole discretion;

     "Trustee" - Aurora Fidelity Trust Co. Ltd. and/or any entity which shall serve from time to time as the trustee of the Bondholders pursuant to the Trust Deed;

     "Register" - the register of holders of Series A Bonds of the Company, in which all of the holders of the Series A Bonds shall be registered;

     "Bondholder" or "Bondowner" - the person whose name is registered at the given time in the Register as the Bondholder, and in the event of a number of joint holders, the joint holder whose name is registered first in the Register;

     "Bond Certificate" - a certificate of Series A Bonds whose text is set forth in Appendix A of the Trust Deed;

     "Law" or the "Securities Law" - the Securities Law, 5728 - 1968, and the regulations thereof, as they shall be from time to time;

     "Principal" - the amount of the total par value that is registered in this Bond Certificate;

     "Consumer Price Index" or the "Index" - The price index which is known by the name of "the Consumer Price Index", which includes fruit and vegetables and which is published by the Central Bureau of Statistics, including said index even if same is published by any other official institute or body instead of the Central Bureau of Statistics, and including any other official index which shall replace said index, whether or not based on the same data as the existing index. Should another index which shall be published by said institute or body replace said index and should said institute or body not determine the ratio between it and the replaced index, then said ratio shall be determined by the Central Bureau of Statistics. Should said ratio not be determined as stated, then the Trustee shall determine, in consultation with economic experts to be chosen by the Trustee, the ratio between the other index and the replaced index.

     "Known Index" - on any date - the index most recently published prior to that date.

     "Base Index" - the Consumer Price Index in respect of January 2006, as published on February 15, 2006.

     "Payment Index" - the index known on the date of remittance of any payment on account of the Principal and/or interest.

     "Business Day" - a day on which most of the banks in Israel are open to the public, for the purpose of performing transactions.

     "Special Resolution" - as defined in section 6 of Appendix B of the Trust Deed.

     "Entitled Bondholder" - the Bondholder in this Certificate who is entitled to the rights set forth therein at the given time.

     "Stock Exchange" - the Tel Aviv Stock Exchange Ltd.

     "Rating Company" - a company that has been approved by the Supervisor of the Capital Markets at the Ministry of Finance.

2.   THE BONDS

     The Bonds in this Certificate are part of a series, unlimited in amount, of the Company's Series A Bonds.

     The Bonds are being offered in a transaction which does not constitute a public offering in the U.S.A., as this term is construed in US Securities Act of 1933, including the regulations thereof (hereinafter: the "Act"). The Bonds shall not be filed for registration with the US Securities Exchange and Commission or any other securities authority of any state in the USA. The Bonds may not be offered or sold pursuant to law in the USA by any holder, other than in accordance with an exemption from the registration requirements in the USA, or as part of a transaction which is not subject to the registration requirements, pursuant to the Act and pursuant to all of the binding securities laws in the relevant state in the USA.

     Increase in the Series - the Company is entitled to issue, at any time and from time to time, without requiring the consent of the Bondholders or the Trustee, including to a subsidiary of the Company, in accordance with the provisions of any law, additional bonds whose terms shall be identical to the terms of the Series A Bonds, at any price and in any manner as the Company shall deem fit. Subject thereto, this Deed shall apply also with regard to any such additional bonds which shall be issued by the Company, and they shall be deemed, on the date of issue thereof, to be the same as the Company's Series A Bonds which were issued first. Notwithstanding that stated anywhere in the Trust Deed, an additional issue of Series A Bonds, beyond the scope that was rated by a Rating Company in relation to this series (as at the date of this Deed, the amount equates to NIS 630 million), shall be implemented subject to an additional rating by a Rating Company and subject to the fact that the additional issue of bonds from the same series, as stated, shall not have an adverse effect on the rating of the Bonds which were first issued pursuant to this Deed, as that rating shall be at said time. The Company shall receive approval from the Stock Exchange for such increase, and shall publish an immediate report of any increase in the Bond Series.

     Issue of Additional Securities - the Company reserves the right to issue, at any time, without requiring the consent of the Trustee and/or the consent of the Bondholders, other bonds or other series of bonds or other securities, of any kind or nature, upon such terms as the Company shall deem fit, whether they have priority over the terms of the Bonds, or whether they are equal or inferior thereto.

     Listing of the Bonds for Trading in the TACT- Institutional System - subject to the general directives of the Stock Exchange, the Company shall register the Bonds in the name of Discount Bank Nominees Ltd., and it shall register, as soon as practicable and insofar as is within its control, the Bonds with the Stock Exchange Clearing House, which shall provide clearing services for the Bonds and also with the system of trading that is operated by the Stock Exchange for institutional investors (hereinafter: the "TACT-Institutional"). Should the Bonds be listed for trading on the TACT-Institutional, the following provisions shall apply:

     a. Each payment made by the Company to the Stock Exchange Clearing House and/or to the registration company for the payment of the Principal and/or the interest and/or additional payments shall be deemed to be payment to the holders.

     b. Each Bondholder may exercise his rights as the holder of a Bond, subject to receipt by the Company and/or the Trustee, as the case may be, from the Registration Company of approval specifying the name of the Bondholder and the total amount in respect of the Principal of the Bonds which are being held by the registration company for said Bondholder.

     c. The Bondholders shall cooperate with the Company, insofar as required, for the purpose of implementation of the above, including, without derogating from the generality of the foregoing, the return of the original Bond Certificates which were issued in their names, if any, to the Company, for the purpose of the issuance of the Bond Certificates in the name of the nominee company.

     d. The Company shall inform the Trustee of the listing of the Bonds for trading on the TACT Institutional and shall operate in accordance with all of the instructions and directives of the Stock Exchange which are relevant in connection with the TACT Institutional, including the ex-date, the cum date and the methods of calculation of the annual interest. The provisions of the Trust Deed and the provisions of the terms of the Bonds shall be modified, insofar as required in accordance with the instructions and directives of the Stock Exchange, to such draft as shall be agreed with the Trustee, without the need for receipt of any approval by the Company from the Bondholders and/or from the Trustee.

     e. For the avoidance of doubt, it is hereby clarified that subject to the provisions of the law and the rules of the Stock Exchange, any entity which is not an institutional investor as set forth in the First Schedule to the Law, shall not be entitled to trade in the Bonds within the TACT Institutional system as specified above.

     f. Listing for trading on the TACT Institutional system is not listing for trading on the Stock Exchange as construed below.

     Listing of the Bonds for Trading on the Stock Exchange - the Company shall use its best endeavors and shall take all the measures reasonably required, subject to the provisions of any law and the rules of the Stock Exchange, for the listing of the Bonds for trading on the Stock Exchange by August 30, 2006 (hereinafter: the "Effective Date for Listing"). In the event that the Bonds were not listed for trading on the Stock Exchange by said Effective Date for Listing, the Company shall be entitled in its sole discretion to act to procure the listing thereof for trading on the Stock Exchange also after the Effective Date for Listing, up until the date of payment of the entire Principal of said Bonds.

     In any event of the listing of the Bonds for trading on the Stock Exchange as stated above, the provisions of the Trust Deed and the provisions of the terms of the Bonds shall be modified, insofar as required in accordance with the instructions and directives of the Stock Exchange and/or the Securities Authority, to such draft as shall be agreed with the Trustee, without the need for receipt of any approval by the Company from the Bondholders and/or from the Trustee, provided that the Trustee is satisfied that the modification required by the Stock Exchange and/or the Securities Authority does not have an adverse effect on the rights of the Bondholders. Upon the listing of the Bonds for trading on the Stock Exchange, the Bonds shall cease to be traded on the TACT Institutional.

     Until such time as the Bonds are listed for trading on the Stock Exchange, the following provisions shall apply:

     a. The Company shall pay a supplement of 0.3% to the rate of annual interest paid in respect of the unpaid principal balance of the Bonds (hereinafter: the "Interest Supplement"), up until the date of publication of the prospectus for the listing of the Bonds for trading on the Stock Exchange (hereinafter, in this section only: the "Prospectus Publication Date"), inclusively.

          It shall be clarified that should the Bonds be listed for trading on the Stock Exchange during an interest period, as defined in section 4 of the Terms Listed Overleaf of the Bond Certificate (hereinafter: the "Interest Period"), the Company shall pay to each Bondholder at the end of the last trading day on the TACT Institutional (one trading day prior to the cessation of the trading of the Bonds on the TACT Institutional)

          (hereinafter, in this section only: the "Effective Date"), a one-off payment in the amount of the Interest Supplement in respect of the unpaid principal balance of the Bonds for the period commencing on the date of allocation of the Bonds and ending on the Prospectus Publication Date, when the Interest Supplement shall be calculated according to 365 days per year and shall be paid in accordance with the number of days from the commencement of said Interest Period to the Prospectus Publication Date, inclusively. The Company shall give notice to the Stock Exchange at least four trading days prior to the Effective Date, with regard to the Effective Date. In addition, the Company shall publish an immediate report with regard to the date of payment of said Interest Supplement.

     b. The Company may not make a distribution, as defined in section 1 of the Companies Law, 5759 - 1999 (hereinafter: the "Companies Law") which does not comply with the provisions of section 302(a) of the Companies Law, unless the approval was obtained of the General Meeting of the Bondholders for such a distribution, with a majority of 100% of the Bondholders voting at said meeting.

     c. Subject to that stated in sub-section 7.2 of the Trust Deed, the Trustee may declare the unpaid balance of the Bonds to be immediately due and payable, in whole or in part, and the Trustee shall be obligated to do so should it be so required by a special resolution passed at the General Meeting of the Bondholders, all upon the occurrence of one or more of the events set forth below:

          (i) Should the rating of the Bonds drop to below the investment rating of Baa2 (which is the equivalent of the investment rating of BBB of Maalot - The Israeli Securities Rating Company Ltd.);

          (ii) Should the holdings of Europe Israel MMS Ltd., the Company's parent company, in the Company drop to below 25% of the Company's issued capital.

          It is hereby clarified and stressed that immediately upon the listing of the Bonds for trading on the Stock Exchange, all of the Company's undertakings as set forth in sections (a) - (c) above shall be cancelled, and they shall have no validity, and none of the Bondholders shall have any contention and/or demand and/or claim in connection therewith.

3.   THE PRINCIPAL

     Subject to the rest of the terms of the Bonds, the Company shall pay the bond principal in ten equal six-monthly installments, on the 20th of August and on the 20th of February, of each of the years 2009 to 2014, inclusively (when the first payment shall be made on August 20, 2009, and the last payment shall be made on February 20, 2014). The unpaid principal balance shall be linked to the Consumer Price Index in accordance with the terms of linkage as stated in section 5 below.

4.   THE INTEREST

     The unpaid principal balance of the Series A Bonds shall bear annual interest at a rate of 6% (hereinafter: the "Interest Rate"). The interest shall be linked to the Consumer Price Index in accordance with the terms of linkage as stated in section 5 below.

     The Interest Rate in respect of each Interest Period, as defined below, shall be 3% (with the exception of the Interest Rate in respect of the first Interest Period, as set forth below). The interest shall be paid on the 20th of August and on the 20th of February, for the six months ending on the date of each said payment (hereinafter: the "Interest Period"), commencing from August 20, 2006 to February 20, 2014, on the unpaid balance from time to time of the amount of the Principal in that Interest Period. Subject to the other terms of the Bonds, the Company shall pay said interest to whomsoever shall be the registered holders of the Bonds in the Register, at the end of the 8th of August and at the end of the 8th of February of each year preceding the date of remittance of said payment, respectively.

     The first payment of the interest shall be made on August 20, 2006 for the period commencing from February 23, 2006 and ending on August 20, 2006, when the Interest Rate in respect of this period shall be 2.9425%.

     The last payment of the interest shall be made on February 20, 2014, together with the last payment on account of the Principal, against the return of the Bond Certificates to the Company.

5.   TERMS OF LINKAGE OF THE PRINCIPAL AND INTEREST

     The unpaid principal balance and the interest thereon, as set forth above, shall be linked to the Consumer Price Index, in the following manner:

     Should it transpire on the date of remittance of any payment on account of the Principal and/or the interest of the Bonds that the Payment Index on the said date is higher than the Base Index, the Company shall make said payment of the Principal or interest, increased in a manner that is proportionate to the rate of increase of said Payment Index as compared with the Base Index; however, should it transpire that said Payment Index is identical to or lower than the Base Index, the Company shall make the said payment of the Principal or interest, when the calculation thereof shall be based on the Base Index.

6.   PAYMENTS OF THE PRINCIPAL AND INTEREST

     6.1 Any payment on account of the Principal and/or the interest, respectively, shall be paid to whomsoever shall be registered in the Register as the Bondholder at the end of the 8th of August or at the end of the 8th of February, immediately prior to the payment date of said payment, with the exception of the last payment which shall be made against the delivery of the Bond Certificates to the Company, at the

          Company's registered offices and/or at any other place in respect of which the Company shall provide notice, not later than five Business Days prior to the date determined for the remittance of the last payment.

          Payments on account of the Principal and the interest shall be made subject to the terms of linkage as stated in section 5 above.

          Wherever the date of making a payment on account of the Principal and/or the interest shall fall on a day which is not a Business Day, the payment date of said payment shall be deferred to the first Business Day thereafter, and no interest shall be borne in respect of the deferment of said payment.

          Any payment on account of the Principal and/or the interest, which shall be paid with a delay exceeding three Business Days from the date determined for the payment thereof pursuant to this Bond Certificate, for reasons dependent on the Company, shall bear interest for delay as defined below commencing from the date determined for the payment thereof to the date of actual payment thereof. For this purpose, the rate of interest for delay shall be the interest rate which is the higher of: (i) the Interest Rate on the Bonds as stated in section 4 above, plus 3%; or (ii) the Prime interest rate plus 3%, all on an annual basis. The Company shall inform the Stock Exchange, by way of an immediate report, two trading days prior to the actual payment day, of the interest rate, which includes the rate of interest for delay.

     6.2 Each payment due from the Company in respect of the Bonds shall be subject to a deduction of tax at source, insofar as the Company is required by law to make such deduction.

     6.3 The payment to the Entitled Bondholder shall be made by check or by bank transfer in favor of the bank account whose details shall be submitted in writing to the Company at an earlier time by the Entitled Bondholder, in accordance with that stated in section 6.5 below. Should the Company be unable, for any reason which is beyond the Company's control, to pay any amount to the Bondholder entitled thereto, it shall deposit this amount with the Trustee as stated in section 7.2 below.

     6.4 If the Bondholder entitled to payment did not submit at an earlier time to the Company the details of the bank account for the crediting thereof by bank transfer, as stated, the Company shall send a check by registered mail to the last address registered in the Register. The sending of the check to the Entitled Bondholder by registered mail, as stated, shall be deemed for all intents and purposes to be payment of the amount specified therein on the date of the dispatch thereof by mail, provided that it was cashed upon presentation thereof in accordance with proper procedure with regard thereto.

     6.5 The Bondholder who wishes to provide notice of the bank account details for the crediting thereof with the payments under the Bonds, as stated, or who wishes to change said bank account details or his instructions with regard to the manner of payment, may do so by providing written notice, which shall be sent to the Company by registered mail, however, the Company shall comply with the instruction only if it reached its registered offices at least ten days prior to the date determined for the remittance of any payment under the Bond. Should the notice be received by the Company in delay, the Company shall act pursuant thereto solely with regard to those payments whose payment date shall fall after the payment date close to the date of receipt of the notice.

7.   NON-PAYMENT FOR A REASON BEYOND THE COMPANY'S CONTROL

     7.1 Any amount due to a Bondholder that was not actually paid on the date determined for the payment thereof due to a reason beyond the Company's control, while the Company was prepared to pay same, shall cease to bear interest and linkage differentials from the date determined for the payment thereof, and said Bondholder shall be entitled solely to those amounts to which he would have been entitled on the date determined for the payment of said amount on account of the Principal, the interest and the linkage differentials.

     7.2 The Company shall deposit with the Trustee the amount of the payment that was not paid on time, as stated in sub-section 7.1 above, not later than 15 Business Days from the date determined for said payment, and it shall provide notice of said deposit, and said deposit shall be deemed to be the settlement of the payment, and in the event of the settlement of everything that is due in respect of the Bond, it shall also be deemed to be the redemption of the Bond.

     7.3 The Trustee shall invest, in trust accounts in its name and in its favor, the funds that shall be transferred to it as stated in sub-section 7.2 above, in such investments as the Trustee is permitted to make pursuant to the Trust Deed. Should the Trustee do so, it shall not be liable to the Entitled Bondholders in respect of those amounts, other than in respect of the consideration which shall be received from the realization of the investments, less the expenses related to said investment and to the management of the trust accounts, the commissions and less the compulsory payments applicable to the trust account. Out of said funds, the Trustee shall transfer amounts to the Bondholders entitled thereto, as soon as practicable after proof and approvals shall be submitted to the Trustee attesting to their right to these amounts, to the Trustee's full satisfaction, and less the Trustee's expenses and commissions at such rate as shall be standard practice at the Trustee at that time.

     7.4 The Trustee shall hold these funds and shall invest same in said manner, until the expiration of one year from the final payment date of the Bonds. After this date, the Trustee shall transfer to the Company the amounts stated in sub-section 7.3 above, including the profits deriving from the investment thereof, less the Trustee's expenses, insofar as shall remain in

          Trustee's possession at that time. The Company shall hold these amounts in trust for the Bondholders who are entitled to said amounts, and in all matters pertaining to the amounts which shall be transferred to the Company by the Trustee as stated above, the Company shall be subject to the provisions of sub-section 7.3 above, mutatis mutandis.

          The Company shall approve for the Trustee, in writing, the holding of the amounts and the fact of receipt thereof in trust for said Bondholders, and it shall indemnify the Trustee in respect of any claim and/or expense and/or damage of any kind or nature which shall be caused to the Trustee following and in respect of the transfer of said amounts, unless the Trustee acted negligently.

          The Company shall hold these funds in trust for the Bondholders who are entitled to said amounts for a period of six additional years from the date of transfer thereof to the Company from the Trustee. Funds which shall not have been demanded from the Company by the Bondholders by the expiration of seven years from the final payment date of the Bonds shall be transferred to the Company, and the Company shall be entitled to make use of the remaining funds for any purpose whatsoever.

8.   TRANSFER OF BONDS

     8.1 The Bonds are transferable with regard to any par value amount, provided that it shall be in whole New Israel Shekels. Any transfer of the Bonds shall be made pursuant to a deed of transfer drawn up as per the standard draft for a share transfer, duly signed by the registered holder or his legal representatives, and also by the transferee or his legal representatives, which shall be submitted to the Company at its registered offices, together with the certificates of the Bonds being transferred pursuant thereto, and any other proof that shall be required by the Company for the purpose of proving the transferor's right to transfer same.

     8.2 The transfer of Bonds shall be made by the signing by the transferor and the transferee of a share transfer deed, as per such draft that is acceptable to the Company, together with a witness to the signature of each one of them. The bond transfer deed shall be submitted to the Company during normal working hours.

     8.3 Notwithstanding the foregoing, until the listing of the Series A Bonds for trading on the Stock Exchange, should they be so listed, the Bonds may not be transferred by any of the Bondholders, other than to an entity who is (a) an investor who ranks among the investors listed in the First Schedule of the Securities Law; or (b) to the Company or to its subsidiary.

     8.4 In the event of the transfer of only part of the unpaid specified principal amount of the Bonds in this Certificate, the Certificate shall first be split pursuant to the provisions of section 9 below into the number of Bond Certificates as required as a consequence thereof, in such a manner that the total of all the principal amounts specified therein shall be equal to the specified principal amount of said Bond Certificate.

     8.5 After fulfillment of all these terms, the transfer shall be entered into the Register.

     8.6 All of the expenses and commissions entailed in the transfer shall apply to the entity requesting the transfer.

9.   SPLIT OF BOND CERTIFICATES

     9.1 Any Bond Certificate may be split into a number of Bond Certificates, where the total of all the principal amounts specified therein shall be equal to the specified principal amount of the Certificate whose split was requested.

     9.2 The split of a Bond Certificate as stated shall be done upon a requisition for the split, signed by the Bondholder in the Certificate or his legal representatives, which shall be submitted to the Company at its registered offices, together with the Bond Certificate whose split was requested.

     9.3 The split shall be implemented within thirty days from the expiration of the month in which the Certificate was submitted to the Company's registered offices. The new Bond Certificates which shall be issued following the split shall each be in par value amounts in whole New Israel Shekels.

     9.4 All of the expenses entailed in the split, including stamp tax and other levies, if any, shall apply to the entity that requested the split.

10.  GENERAL PROVISIONS

     10.1 Payments on account of the Principal and the interest are payable and transferable without taking into consideration any equity rights or any offsetting rights or any right of counterclaim that exists or shall exist between the Company and a former holder, including the original holder of the Bonds.

     10.2 Any holder becoming entitled to the Bonds as a consequence of bankruptcy or as a consequence of dissolution proceedings of a Bondholder shall be entitled, as soon as he shall provide such proof as the Company shall demand of him from time to time, to be registered in the Register as the holder of the Bonds or, subject to the terms set forth above in this Certificate, to transfer same.

     10.3 The Bondholders shall be entitled to exercise their rights pursuant to the Bonds and the Trust Deed through the Trustee or pursuant to a resolution of the General Meeting of the Bondholders, in such manners as set forth in the Bond and in the Trust Deed. Notwithstanding the foregoing, should the Trustee fail to act in accordance with the provisions of the Trust Deed and the Bond, the Bondholders shall be entitled to exercise their rights pursuant to a resolution of the General Meeting.

     10.4 The immediate payment right set forth in section 7 of the Trust Deed shall be deemed to be an integral part of this Bond.

11.  COMPROMISES AND/OR MODIFICATIONS TO THE TERMS OF THE BONDS

     11.1 Subject to the provisions of the Law and the regulations enacted pursuant thereto, the Trustee shall be entitled from time to time and at any time, should the Trustee be satisfied that it will not, in the Trustee's opinion, have an adverse material effect on the rights of the Bondholders, waive any non-compliance with any of the terms of the Bond or the Trust Deed by the Company, which do not relate to the terms of payment of the Bonds, to the causes of the declaration of immediate payment and/or to the reports which the Company is required to submit to the Trustee in accordance with the provisions of this Deed.

     11.2 Subject to the provisions of the Law and the regulations enacted pursuant thereto, and with prior approval by special resolution which shall be passed at the General Meeting of the Bondholders, at which the holders were present, either in person or by proxy, of at least fifty percent (50%) of the par value of the unpaid balance of the principal of all the Bonds that shall be issued pursuant to the Trust Deed, or at a deferred meeting, at which the holders were present, either in person or by proxy, of at least ten percent (10%) of said balance, the Trustee shall be entitled, whether before or after the principal of all the Bonds that shall be issued pursuant to the Trust Deed shall be declared due and payable, to reach a compromise with the Company in connection with any right or claim of any or all of the Bondholders, and to reach agreement with the Company on any arrangement, including to waive any right or claim of the Trustee and/or of any or all of the Bondholders against the Company.

     11.3 Subject to the provisions of the Law, the Company and the Trustee are entitled, whether before or after the principal of all the Bonds that shall be issued pursuant to the Trust Deed shall be declared due and payable, to modify the Trust Deed and/or the Bond, if any of the following exist:

          11.3.1 If the Trustee is satisfied that the modification will not have a material adverse effect on the rights of the Bondholders, with the exception of a modification relating to the terms of payment of the Bonds, to the causes of the declaration of immediate payment and/or to the reports which the Company is required to submit to the Trustee in accordance with the provisions of this Deed.

          11.3.2 If the proposed modification was approved by a special resolution that was passed at a General Meeting of the Bondholders, at which the holders were present, either in person or by proxy, of at least fifty percent (50%) of the par value of the unpaid balance of the principal of all the Bonds that shall be issued pursuant to the Trust Deed, or at a deferred meeting, at which the holders were present, either in person or by proxy, of at least ten percent (10%) of said balance.

     11.4 Notwithstanding the foregoing, the Trustee shall be entitled, at the Company's request, from time to time, to make modifications to the Trust Deed and/or to the Bonds, as shall be required by the Securities Authority and/or the Stock Exchange and/or any other governmental body, for the purpose of listing the Bonds for trading on the Stock Exchange, provided that the Trustee is satisfied that the modification will not have an adverse effect on the Bondholders.

     11.5 In any event of the use of the Trustee's right pursuant to this section above, the Trustee shall be entitled to demand that the Bondholders submit their Certificates to the Trustee or to the Company, for the purpose of the entry of a note regarding any compromise, waiver, modification or amendment as stated, and at the Trustee's request, the Company shall enter such a note in the Certificates which shall be submitted thereto. In any event of the use of the Trustee's right pursuant to this section above, the Trustee shall provide notice thereof, in writing, to the Bondholders within a reasonable period of time.

12.  GENERAL MEETINGS OF THE BONDHOLDERS

     The General Meetings of the Bondholders shall be convened and conducted in accordance with that stated in Appendix B of the Trust Deed.

13.  RECEIPTS AS PROOF

     Without derogating from any other of these terms, a receipt signed by a holder of the Bonds in this Certificate shall constitute proof of the full settlement of any payment specified in the receipt, which was made by the Company or by the Trustee, as the case may be, in respect of the Bonds in this Certificate.

14.  REPLACEMENT OF BOND CERTIFICATE

     Should a Bond Certificate be defaced, lost or destroyed, the Company shall be entitled to issue in place thereof a new Bond Certificate, upon the same terms with regard to proof, indemnity and cover of the expenses that were caused to the Company for the purpose of clarifying the right of ownership of the Bonds, as the Company shall deem fit, provided that in the event of defacement, the defaced Bond Certificate shall be returned to the Company prior to the issuance of the new certificate. Stamp tax and other levies, as well as other expenses entailed in the issuance of the new certificate shall apply to the entity requesting said certificate.

15.  NOTICES

     15.1 Any notice on behalf of the Company and/or the Trustee to the Bondholders shall be given in a notice to be published in two daily newspapers which are widely circulated in Israel in Hebrew or by the sending of a notice by registered mail according to the last address of the Bondholders registered in the Register (and in the event of joint holders - to the holder whose name appears first in the Register) and any notice which shall be published or sent as stated shall be deemed to have been delivered to the Bondholder on the date of publication thereof as stated, or at the expiration of three days from the date of dispatch thereof by mail, all as the case may be. Should the Bonds be listed for trading on the Stock Exchange or on the TACT - Institutional, notice as stated above shall be given in a notice to be published in two daily newspapers which are widely circulated in Israel in Hebrew, and in the Company's discretion, also by sending the notice by registered mail to the last address of the Bondholders registered in the Register. Should the Bonds be listed for trading on the Stock Exchange, in addition, an immediate report shall be published, and a report so published shall be deemed to have been delivered to the Bondholders on the date of publication thereof.

     15.2 Copies of the notices and invitations which shall be given by the Company to the Bondholders, shall also be sent by the Company to the Trustee. It shall be clarified that such notices and invitations do not include current reports of the Company to the public.

          Copies of the notices and invitations which shall be given by the Trustee to the Bondholders shall also be sent by the Trustee to the Company.

     15.3 Any notice or demand on behalf of the Trustee to the Company or on the Company's behalf to the Trustee may be given by letter, which shall be sent by registered mail according to the address set forth in this Deed, or according to any other address in respect of which one party shall give notice to the other, in writing, and any such notice or demand shall be deemed to have been received by the party to which the notice was sent at the expiration of three Business Days from the date of dispatch thereof by mail.

16.  PURCHASE OF BONDS BY THE COMPANY OR BY A SUBSIDIARY

     16.1 The Company reserves the right to purchase at any time Bonds of the Bond Series at any price as it shall deem fit, without prejudice to the payment obligation of the Bonds which shall be held by others, with the exception of the Company.

     16.2 The Bonds which shall be purchased by the Company shall be cancelled, and if they were listed for trading on the Stock Exchange or on the TACT - Institutional, as stated in section 2 of the Terms Listed Overleaf of the Bond (the First Schedule to the Trust Deed), then they shall also be delisted from trading on the Stock Exchange or from trading on the

          TACT - Institutional, as the case may be, and the Company shall not be entitled to re-issue them.

     16.3 A subsidiary of the Company may buy and/or sell from time to time on the Stock Exchange and off the Stock Exchange, including by way of an issue by the Company, Bonds of the Bond Series. The Bonds which shall be held as stated by a subsidiary shall be deemed to be the asset of the subsidiary, and if they are listed for trading, they shall not be delisted from trading on the Stock Exchange, and they may also be transferred just like the other Series A Bonds. The votes to which the subsidiary shall be entitled, as stated, by virtue of its holdings of the Bonds, shall not be included in the count for the purpose of the determination of the existence of a quorum at the General Meeting of the Bondholders, and the bonds held by the subsidiary shall not confer thereon voting rights at said General Meetings, for such time as the Bonds shall be held by said subsidiary.

     16.4 That stated in this section 16 above, per se, shall not require the Company and/or a subsidiary of the Company and/or the Bondholders to buy Bonds or to sell the Bonds which they hold.

17.  EARLY REDEMPTION

     In the event that the Bonds are listed for trading on the Stock Exchange - and should it be decided by the Stock Exchange to delist the Bonds in circulation, because the value of the public's holdings of the Bonds was less than the amount set forth in the directives of the Stock Exchange regarding the delisting of bonds, the Company shall determine the redemption date on which the Bondholder shall be entitled to redeem the Bonds, and the Company shall act for this purpose as follows:

     17.1 Within 45 days from the date of the decision of the Board of Directors of the Stock Exchange regarding said delisting, the Company shall provide notice of an early redemption date on which the Bondholder shall be entitled to redeem the Bonds. The Company shall pay to the Bondholder the principal, together with linkage differentials and interest pursuant to the terms of the Bond, which had accrued by the date of the actual redemption. The notice of the early redemption date shall be published in two daily newspapers which are widely circulated in Israel in Hebrew and shall be sent in writing, by registered mail, to all of the Bondholders at that time.

     17.2 The early redemption date shall fall due not prior to 21 days from the date of the publication of the notice and not later than 45 days from said date, however, not in the period between the date determined for payment of interest and the date of the actual payment thereof.

     17.3 On the early redemption date, the Company shall redeem the Bonds whose holders had requested redemption thereof, according to the par value thereof together with the linkage differentials and interest accrued on the principal up to the actual redemption date (the calculation of the interest for part of a year shall be made on the basis of 365 days per year).

     17.4 The determination of the early redemption date as stated above shall not have an adverse effect on the redemption rights set forth in the Bonds for any of the Bondholders who shall not redeem them on the early redemption date as stated above, however, the Bonds shall be delisted from trading, and they shall be subject, inter alia, to the tax implications arising therefrom.

     17.5 Early redemption of the Bonds as stated above shall not confer on any of the Bondholders who shall redeem the Bonds as stated the right to payment of interest in respect of the period after the actual redemption date.

                                   APPENDIX B

                           ELBIT MEDICAL IMAGING LTD.

                       GENERAL MEETINGS OF THE BONDHOLDERS

1. The Trustee or the Company may invite the Bondholders to a Bondholders' meeting. If the Company convenes such a meeting, it is required to immediately send notice, in writing, to the Trustee of the place, the date and the time at which the meeting will be held and of the matters to be raised for discussion thereat.

     The Company shall be required to convene such a meeting, upon the written requisition of the Trustee or of the holders of at least ten percent (10%) of the par value of the unpaid balance of the principal of all the Bonds that shall be issued pursuant to the Trust Deed. The Trustee shall be required to convene such a meeting upon the written requisition of the holders of at least ten percent (10%) of the par value of the unpaid balance of the principal of all the Bonds that shall be issued pursuant to the Trust Deed. In the event that the requisitioners of the meeting are the Bondholders, the Company and/or the Trustee, as the case may be, shall be entitled to demand from the requisitioners indemnification for the reasonable expenses entailed therein.

2. In respect of each Bondholders' meeting, advance notice of at least 14 days shall be given to the Bondholders and to the Trustee, which shall specify the place, the date and the time of the meeting, and which shall also specify, in a general manner, the issues to be discussed at the meeting. Should the meeting be convened for the purpose of passing a special resolution, advance notice of at least 21 days shall be given, and the notice shall specify, in addition to that stated above, the proposed text of the special resolution. In the event of the convening of the meeting by the Trustee, such notice shall also be given to the Company.

     The Trustee may shorten the period of time for the provision of advance notices, should the Trustee believe that the deferment of the convening of the meeting could have an adverse effect on the Bondholders' rights.

3. Any notice on behalf of the Company and/or the Trustee to the Bondholders shall be given in a notice that shall be published in two daily newspapers which are widely circulated in Israel in Hebrew or by the sending of a notice by registered mail according to the last address of the Bondholders registered in the Register (and in the event of joint holders - to the holder whose name appears first in the Register) and any notice which shall be published or sent as stated shall be deemed to have been delivered to the Bondholder on the date of publication thereof as stated, or at the expiration of three days from the date of dispatch thereof by mail, all as the case may be. Should the Bonds be listed for trading on the Stock Exchange or on the TACT - Institutional, notice as stated above shall be given in a notice to be published in two daily newspapers which are widely circulated in Israel in Hebrew, and, in the Company's discretion, also by sending the notice by registered mail to the last address of the Bondholders registered in the Register. Should the Bonds be listed for trading on the Stock Exchange, in addition, an immediate report shall be published, and a report so published shall be deemed to have been delivered to the Bondholders on the date of publication thereof.

4. No resolution shall be disqualified which was duly passed at a meeting convened as stated above, if, in error, notice thereof was not given to the holders of at least ten percent (10%) of the par value of the unpaid balance of the principal of all the Bonds that shall be issued pursuant to the Trust Deed or if such notice was not received by said holders.

5. The chairman of the meeting shall be the person appointed by the Trustee. Should the Trustee not appoint a chairman as stated, or should the person appointed by the Trustee as stated be absent from the meeting, the Bondholders who are present (or their proxies) shall elect a chairman from among their number. The Bondholders' meeting shall commence after it shall be proven that a quorum exists as required for the commencement of the discussion.

6. (a) Subject to the quorum required for the dismissal of the Trustee pursuant to law, at the Bondholders' meetings, with the exception of that stated in section 6(e) below, a quorum shall be constituted by the presence of at least two Bondholders who are present, either in person or in proxy, and who hold or represent jointly at least ten percent (10%) of the par value of the unpaid balance of the principal of all the Bonds that shall be issued pursuant to the Trust Deed at that time.

     (b) If, within half an hour from the time designated for the commencement of such a meeting, there shall be no quorum as stated, the meeting shall be adjourned to the same day of the following week, in the same place and at the same time (without any additional notice being necessary) and should this day not be a Business Day - to the next subsequent Business Day (without any additional notice being necessary), or to such other date, place and time as the entity convening the meeting shall determine, provided that the convening entity shall provide notice of seven (7) days in advance, at least, of the holding of said adjourned meeting, in the same manner in which it gave the notice of the holding of the original meeting, and it shall note that should there be no quorum at the adjourned meeting, as stated above, the quorum shall be two Bondholders who are present, either in person or in proxy, without taking into consideration the par value of the Bonds which they hold. Such notice may also be given in the notice pursuant to which the adjourned meeting was called.

     (c) Should there be no quorum at the meeting adjourned as stated above, two Bondholders who are present, either in person or in proxy, and who hold any amount whatsoever of Bonds, shall constitute the quorum.

     (d) With the consent of the holders of the majority of the par value of the unpaid balance of the principal of all the Bonds that shall be issued pursuant to the Trust Deed, who are present at a meeting, either in person or in proxy, at which a quorum exists, the Chairman may, and at the request of the meeting, is obligated to, defer the continuation of the meeting from time to time and from place to place, as the meeting shall decide. Should the continuation of the meeting be deferred by ten days or more, notice shall be given of the continued meeting in the same manner that notice was given of the first meeting. With the exception of the foregoing, the Bondholders shall not be entitled to receive any notice of a continued meeting and/or of the matters to be discussed by the continued meeting. No matters shall be discussed at the continued meeting other than those matters which could have been discussed at the meeting at which the deferment was decided upon.

     (e) At a meeting convened in order to pass any of the resolutions set forth below and also resolutions defined in the Trust Deed, in the Bond, in the Terms Listed Overleaf and in this Appendix, as special resolutions (hereinafter: "Special Resolution"), a quorum shall be constituted by the presence at the meeting of the holders of at least fifty percent (50%) of the par value of the unpaid balance of the principal of all the Bonds that shall be issued pursuant to the Trust Deed or at an adjourned meeting, at which the holders shall be present, either in person or in proxy, of at least ten percent (10%) of said balance:

          (1) Any material amendment, modification or arrangement of the Bondholders' rights, whether these rights derive from the Bonds, from the Trust Deed or otherwise, or any material compromise or waiver in connection with these rights;

          (2) Any amendment to the provisions of the Trust Deed which shall be published by the Company, and the authorization of the Trustee to sign any additional or new trust deed for the purpose of making said amendment;

          (3)  The declaration of the Bonds to be immediately due and payable.

          The provisions of this section 6(e) shall apply subject to the provisions of section 2 of the Trust Deed. It is hereby clarified that for the purpose of the presence of a quorum, the votes shall not be taken into account of Bondholders which are subsidiaries of the Company, related companies of the Company and/or controlling shareholders of the Company, and Bondholders which are subsidiaries of the Company, related companies of the Company and/or controlling shareholders of the Company shall not be entitled to vote at any General Meeting.

7. (a) Bondholders are entitled to participate in and vote at any General Meeting by proxy. In any vote of Bondholders, the vote shall be held on a poll, so that each Bondholder or his proxy shall be entitled to one vote in respect of each NIS 1.00 par value of the unpaid principal balance of the Bonds by virtue of which he is entitled to vote. In the event of joint holders, the only vote that shall be accepted is that of the holder who wishes to vote, either in person or by proxy, whose name appears first, out of the joint holders, in the Register.

     (b) The Bondholder or his proxy may vote in respect of part of his votes for a particular proposed resolution; and in respect of another part of his votes, he may vote against it; and in respect of another part of his votes, he may abstain; all as he shall deem fit.

     (c) The Trustee who shall take part in a meeting at the Company's invitation shall participate without a voting right.

8. (a) The majority required to pass an ordinary resolution of the General Meeting is a simple majority of the number of votes represented in the vote, voting for or against. The majority required to pass a Special Resolution at a meeting as stated in section 6(e) above is a majority of not less than 75% of the number of votes represented in said vote, voting for or against.

     (b) A resolution to amend the Trust Deed shall be passed by Special Resolution, subject to the provisions of the Law.

     (c) A declaration by the Chairman of the passing of a resolution or the rejection thereof, and entry to this effect in the minutes of the meeting, shall serve as conclusive evidence of this fact.

9. (a) The instrument appointing a proxy shall be in writing and shall be signed by the appointor or by his proxy, who has due authorization, in writing. Should the appointor be a corporation, the appointment shall be made by authorization in writing, duly signed by the corporation together with the approval by an attorney of the validity of the signature. A proxy need not be a Bondholder himself.

     (b) The instrument of appointment and the power of attorney or any other certificate pursuant to which the instrument of appointment was signed, or an authenticated copy of such a power of attorney, shall be deposited at the Company's offices not less than 48 hours prior to the time of the meeting in respect of which the power of attorney was given, unless determined otherwise in the notice convening the meeting.

     (c) A vote conducted in accordance with the terms set forth in the instrument appointing a proxy shall be valid even if prior to the meeting, the appointor passed away or was declared to be incapacitated or the instrument of appointment was cancelled or the Bond in respect of which the vote was given was transferred, unless notice, in writing, was received at the Company's registered offices prior to the time of the meeting, with regard to said death, declaration of incapacity, or cancellation or transfer, as the case may be.

     (d) Any corporation which is the holder of a Bond may, pursuant to duly signed authorization in writing, empower a person as it shall deem fit to act as its representative at any meeting of the Bondholders, and the person so empowered may act on behalf of the corporation which he represents.

10. The Chairman of the meeting shall attend to the drawing up of minutes of all the discussions and resolutions at any General Meeting of the Bondholders, and to the keeping thereof in the Book of Minutes of the Bondholders' Meetings. All minutes signed by the Chairman of the meeting at which the resolutions were passed and the discussions were conducted, or by a chairman of the meeting held subsequent thereto, shall serve as proof of the matters entered therein, and until such time as the contrary is proven, any resolution passed at such a meeting shall be deemed to have been duly passed.

11. Any person or persons who shall be appointed by the Trustee as the Secretary of the Company and any other person or persons who shall be so authorized by the Company, shall be entitled to be present at the Bondholders' meetings. No such persons shall have a voting right at the General Meeting.

12. Any meeting of the Bondholders shall be held at the Company's registered offices or at any other venue in respect of which the entity convening the meeting provided notice.

                                       ***

                                   APPENDIX C

                           ELBIT MEDICAL IMAGING LTD.

                                 TRUSTEE'S FEES

1. In respect of the first trust year, the Trustee's fees shall be in the amount of NIS 45,000, which shall be paid on the date of the implementation of the issue.

2. The annual fees, commencing from the second trust year, shall be in the amount of NIS 23,000, which shall be paid at the beginning of each trust year.

3. In respect of participation at general meetings of shareholders and/or Bondholders, the fee shall be in the amount of NIS 150 per hour.

4. Should the Trustee be required to perform special work (such as work required due to a change in the Company's structure or in respect of the need to perform acts due to the Company's failure to comply with its undertakings to the Bondholders or in respect of the need to perform additional acts for the purpose of the performance of its duties as a reasonable trustee, due to a future change in the laws and/or regulations and/or other binding provisions which shall apply to the Trustee's activities), the fee shall be in the amount of USD 150 per hour.

5. It is hereby clarified that should additional expenses be imposed on the Trustee, due to changes in the laws and/or regulations and/or other binding provisions which shall apply to the Trustee's activities, which shall be required of the Trustee for the purpose of the performance of its duties as a reasonable trustee, the Company shall indemnify the Trustee for its expenses.

6. Should the drawing up and/or examination of the Trust Deed, as the case may be, be performed by the undersigned, and yet, for reasons beyond the undersigned's control, should the issue of the Bonds not be effected, then a fee in the amount of NIS 10,000 shall be paid in respect of the drawing up and/or examination of the Trust Deed.

7.   VAT as duly applicable shall be added to all of the tariffs listed above.

                                       ***